As filed with the Securities and Exchange Commission on October 24, 1996

                                                          File No. 333-
==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                              STOCKER & YALE, INC.
             (Exact name of registrant as specified in its charter)

        MASSACHUSETTS                                 04-2114473
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                    Identification No.)

                                32 Hampshire Road
                           Salem, New Hampshire 03079
                    (Address of Principal Executive Offices)

                            THE STOCKER & YALE, INC.
                      1996 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)
                            -------------------------
                                MARK W. BLODGETT
                             Chief Executive Officer
                              Stocker & Yale, Inc.
                                32 Hampshire Road
                           Salem, New Hampshire 03079
                     (Name and address of agent for service)

                                 (603) 893-8778
                     (Telephone number, including area code,
                              of agent for service)
                            -------------------------
                                    copy to:
                              STUART M. CABLE, ESQ.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                              Boston, MA 02109-2881
                                 (617) 570-1000
                            -------------------------


===========================================================================================
                         CALCULATION OF REGISTRATION FEE
===========================================================================================

Title of securities Amount to be Proposed maximum Proposed maximum Amount of to be registered registered (1) offering price aggregate offering registration fee
                                     per share         price
-------------------------------------------------------------------------------------------
Common Stock,          53,000           $5.88(2)          $311,640.00          $94.44
$0.001 par value        8,000           $5.88(2)          $47,040.00           $14.25
                       89,000           $6.25(3)          $556,250.00         $168.56
--------------------------------------------------------------------------------------------
   Total              150,000                ---          $914,930.00         $278.00
=============================================================================================

(1) Plus such additional number of shares as may be required pursuant to the option plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(h)(1) under the Securities Act of 1993, as amended (the "Securities Act"), solely for the purpose of determining the amount of the registration fee and is based upon the price at which outstanding stock options may be exercised.

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee and is based upon the market value of outstanding shares of the Company's common stock on October 24, 1996, utilizing the average of the high and low sale prices reported on The Nasdaq SmallCap Market on that date.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

     Stocker & Yale, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission.

     (a) The Company's 1995 Annual Report, which has previously been filed with the Securities and Exchange Commission;

     (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1995; and

     (c) The description of the Company's common stock, $.001 par value, contained in the Company's registration statement on Form 10-SB/A dated December 29, 1995, filed with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares to be offered hereby will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts.

Item 6.  Indemnification of Directors and Officers.

     Section 67 of Chapter 156B of the Massachusetts General Laws provides a statutory framework covering indemnification of directors, officers and employees against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers. In addition, Article V of the Company's Amended and Restated By-Laws provides for indemnification of directors, officers and employees of the Company. Section 67 and the Company's Amended and Restated By-Laws generally provide that a director, officer or employee of the Company shall be indemnified by the Company for all expenses and liabilities of legal proceedings brought against him/her by reason of his/her status or service as a director, officer or employee unless the director, officer or employee is adjudged not to have acted in good faith in the reasonable belief that his/her action was in the best interest of the Company or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such plan. The Company's Amended and Restated Articles of Organization also incorporate certain provisions permitted under the Massachusetts General Laws relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or authorization of distributions in violation of the Company's Amended and Restated Articles of Organization or of loans to officers or directors of the Company or any transaction from which the director derived improper personal benefit. These provisions do not eliminate a director's duty of care. Moreover, the provisions do not apply to claims against a director for violations of certain laws, including federal securities laws.

Item 7.  Exemption from Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

     (a) The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibit

*4.1  Amended and Restated Articles of Incorporation.
+4.2  Amended and Restated By-laws.
 5 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
23.1  Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5 hereto).
23.2  Consent of Arthur Andersen LLP, Independent Certified Public Accountants.
24    Powers of Attorney (included in Part II of this registration statement).
99    The Stocker & Yale, Inc. 1996 Stock Option and Incentive Plan.

--------------------

* Incorporated by reference to the Company's registration statement on Form SB-2, as amended, under the Securities Act of 1933, as amended.
+ Incorporated by reference to the Company's registration statement on Form
  10-SB, as amended, under the Exchange Act .

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the undersigned registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of New Hampshire, on October 24, 1996.


                                   STOCKER & YALE, INC.



                                   By: /s/ Mark W. Blodgett
                                       ---------------------------------
                                       Mark W. Blodgett,
                                       Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOWN ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mark W. Blodgett and Alex W. Blodgett, and each of them singly, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


        Signature               Title


   /s/ Mark W. Blodgett      Chairman of the Board of        October 24, 1996
--------------------------   Directors and Chief Executive
        Mark W. Blodgett     Officer (Principal Executive
                             Officer)

   /s/ James Bickman         President and Director          October 24, 1996
---------------------------
     James Bickman


   /s/ Alex W. Blodgett      President of Stilson Division   October 24, 1996
---------------------------  and Director
     Alex W. Blodgett


   /s/ Clifford L. Abbey     Director                        October 24, 1996
---------------------------
    Clifford L. Abbey

   /s/ Robert G. Atkinson     Director                       October 24, 1996
---------------------------
   Robert G. Atkinson


   /s/ Hubert R. Marleau      Director                       October 24, 1996
----------------------------
     Hubert R. Marleau


   /s/ John M. Nelson         Director                       October 24, 1996
----------------------------
     John M. Nelson


   /s/ Susan  Sundell         Senior Vice President of       October 24, 1996
----------------------------  Finance and Treasurer
    Susan Hojer Sundell       (Principal Financial and
                              Accounting Director)

283586.c1

                                  EXHIBIT INDEX


Exhibit No.              Description                                     Page

 * 4.1         Amended and Restated Articles of Incorporation              -

 + 4.2         Amended and Restated By-laws                                -

   5 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered

  23.1         Consent of  Goodwin, Procter & Hoar  LLP                    -
               (included in Exhibit 5 hereto)

  23.2         Consent of Arthur Andersen LLP, Independent Certified
               Public Accountants

  24           Powers of Attorney (included in Part II of this             -
               registration statement)

  99           The Stocker & Yale, Inc. 1996 Stock Option and
               Incentive Plan

---------------------

* Incorporated by reference to the Company's registration statement on Form SB-2, as amended, under the Securities Act of 1933, as amended.

+ Incorporated by reference to the Company's registration statement on Form
  10-SB, as amended, under the Securities Exchange Act of 1934, as amended.

283586.c1